Exhibit 10

METAMORPHIX, INC.

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of                        , 2005, is executed by METAMORPHIX, INC., a Delaware corporation (together with its successors and assigns, “Company”), in favor of LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Collateral Agent on behalf of the holders from time to time of the Notes referred to herein (the “Investors”).

RECITALS

A.            Company has agreed to issue 10% three-year secured convertible promissory notes of the Company, in substantially the form attached hereto as Exhibit A (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”), to the Investors.

B.            In order to induce each Investor to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Investors, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1.             Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” is the property described in Schedule A hereto and all proceeds related thereto or derived therefrom.

“Lien” means any mortgage, pledge, charge, hypothecation, encumbrance, lien (statutory or otherwise), restriction, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors of every kind and description, now existing or hereafter arising under or pursuant to the terms hereof and of the Notes, including, all interest, fees, charges, reasonable expenses, reasonable attorneys’ fees and costs and reasonable accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time

(including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes, assessments or charges owing to any governmental authority but which are not yet due or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements, or to secure the performance of tenders, bids, contracts, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (d) Liens in favor of Collateral Agent; (e) Liens securing obligations under a capital lease if such Liens do not extend to property other than the property leased under such capital lease; (f) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (g) non-exclusive licenses or sublicenses granted in the ordinary course of Company’s business; (h) Liens of landlords which were incurred in the ordinary course of business, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which individually or in the aggregate do not or are not reasonably likely to have a material adverse effect on the conduct of Company of its business or on the use of such real property or on the value to or marketability by Company of its interest in such real property; (j) non-consensual Liens on any of the Collateral not known of by Company; (k) a security interest in favor of Maroon Bells Capital LLC as collateral agent under the security agreement dated as of November 7, 2003 among Company, certain subsidiaries of Company named therein and Maroon Bells Capital LLC (which is evidenced by that UCC Financing Statement filed on or about December 10, 2003 with the Delaware Secretary of State, File #33254805); (l) a security interest in favor of Genetics Institute, LLC pursuant to the security agreement dated April 28, 2005 between Genetics Institute, LLC and Company (which is evidenced by that UCC Financing Statement filed on or about May 2, 2005 with the Secretary of State of Delaware, File #51483735); (m) security interests in favor of Alex M. Kruger ($25,000) and Robert D. Price ($250,000) pursuant to grants of security interests made by Company by Promissory Notes dated April 25, 2005 and April 1, 2005, respectively (which is evidenced by that UCC Financing Statement filed on or about May 2, 2005 with the Delaware Secretary of State , File #51484501); (n) security interests in favor of Gerald R. Forsythe and other secured lenders pursuant to grants of security interests made by Company by Promissory Notes dated November 4, 2005 and subsequently through the date of this Agreement (for not more than $2,800,000 in original principal amount aggregate) which is evidenced by that UCC

Financing Statement filed or intended to be filed prior hereto, (o) such other Liens as the holders of not less than a majority of the aggregate principal amount of the outstanding Notes may hereafter approve in writing; and (p) extensions, renewals or replacements of any Lien referred to above. As and to the extent that any of the Promissory Notes set forth in (m) or (n), above, convert to the Notes to which this Security Agreement relates, such Permitted Liens shall be reduced accordingly by the amount of the prior Promissory Notes are converted to the Notes to which this Security Agreement relates.

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware from time to time or, when the laws of any other state govern the method or manner of the creation, protection or enforcement of any security interest on any of the collateral, the Uniform Commercial Code (or any successor statute) of such state.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.             Grant of Security Interest. As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first priority, subject to Permitted Liens, in all right, title and interests of Company in and to the Collateral.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any property, rights or licenses to the extent the granting of a security interest therein would be contrary to applicable law or violate any applicable agreements or documents.

3.             Representations, Warranties and Covenants. Company hereby represents and warrants to Collateral Agent and agrees that

(i)            Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and the office at which Company maintains its books and records is located at 8000 Virginia Manor Road, Suite 140, Beltsville, Maryland 20705.

(ii)           Prior to foreclosure by Collateral Agent upon the occurrence and continuation of an Event of Default, all risk of loss of the Collateral hereunder shall be upon Company;

(iii)          The Collateral is free and clear of any and all Liens of every kind, except for Permitted Liens. Other than the Permitted Liens, Company has the sole, full and unencumbered right in and to the Collateral, and Company shall not create or suffer to exist any other Lien of any kind in the Collateral, except for Permitted Liens;

(iv)          Company shall not change its name or its state of organization, without having given Collateral Agent at least thirty (30) days prior written notice;

(v)           Company shall not change its principal place of business or its chief executive office, without having given Collateral Agent at least thirty (30) days prior written notice;

(vi)          Company shall use, keep and maintain the Collateral at its principal place of business as shown above (subject to clause (v) above), and shall neither move the Collateral therefrom, without having given Collateral Agent at least thirty (30) days prior written notice, nor transfer, assign or otherwise dispose of any of the Collateral except for sales of inventory in the ordinary course of business;

(vii)         Company shall keep and maintain all items of the Collateral in salable condition, and Company agrees that such Collateral may be inspected and examined by Collateral Agent or its agents at any reasonable time during normal business hours, upon reasonable notice, and that Collateral Agent shall have the right to inspect, audit, examine, check, or make copies of, or extracts from, the books, files, accounts, and all other records of Company pertaining to Company’s business or any of the Collateral;

(viii)        Company shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization and shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect its properties, business or credit;

(ix)           Company shall keep all tangible items of the Collateral insured in such amounts and types and by such companies as reasonably determined to be necessary by Company’s Board of Directors;

(x)            Company has never carried on business, trade as, been known as, used or organized under any name (I) other than MetaMorphix, Inc. and Trophix, Inc. and (II) except as disclosed to Collateral Agent with at least thirty (30) days prior written notice;

(xi)           As of the date hereof, except as disclosed in the Company’s Confidential Private Placement Memorandum dated May 25, 2005, including any exhibits or schedules attached thereto (the “Memorandum”), there are no actions, suits or proceedings now pending or, to Company’s knowledge, threatened against Company or affecting any of Company’s properties, the adverse result of which would in any material respect affect the property, financial condition or operations of Company, and Company shall promptly notify Collateral Agent of the commencement of any action, suit or proceeding against Company;

(xii)  Company has obtained from each of its employees (and will obtain from each such future employee) who may be considered the inventor of patentable inventions (invented within the scope of such employee’s employment) an assignment to Company of all rights to such inventions, including (without limitation) patents; and

(xiii)  As of the date hereof, except as disclosed in the Memorandum and any exhibits or schedules attached thereto, to Company’s knowledge there is no claim by any third party that any of Company’s rights to or interest in any of the Collateral are invalid, unenforceable or do or may violate the rights of any third party. Company has taken all reasonable steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets.

4.             Covenants Regarding Intellectual Property. Company hereby agrees:

(a)           Company will perform all acts and execute and file or record all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, that may be necessary or desirable under applicable law to record, maintain, preserve, protect and perfect Collateral Agent’s interest in the Collateral, the Lien granted to Collateral Agent in the Collateral and the first priority of such Lien, subject to Permitted Liens;

(b)           Except to the extent that the holders of at least a majority in principal amount of the outstanding Notes give their prior written consent:

(i)    Company (either itself or through licensees) will continue to use its trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such trademarks in full force and effect free from any claim of abandonment for nonuse, and Company will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material trademark may become invalidated;

(ii)   Company will not do any act or omit to do any act whereby any material patent registrations may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened, and shall notify Collateral Agent and the holders of the Notes immediately if it knows of any reason or has reason to know that any patent registration may become abandoned or dedicated; and

(iii)  Company will not do any act or omit to do any act whereby any material copyrights or mask works may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened, and shall notify Collateral Agent and the holders of the Notes immediately if it knows of any reason or has reason to know that any copyright or mask work may become abandoned or dedicated to the public domain.

(c)           Company will promptly (and in any event within five business days) notify Collateral Agent upon the filing, either by Company or through any agent, employee, licensee or designee, of (i) an application for the registration of any patent, trademark, copyright or mask work with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any patent or trademark, which Company may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any copyright or mask work, which Company may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Company shall execute and deliver any and all assignments, agreements, instruments, documents and papers as Collateral Agent or any

Investors may reasonably request, and shall take all action, including filing or recording all documents or notices, as may be required under applicable law, to evidence Collateral Agent’s security interest in such patent, trademark (and the goodwill and general intangibles of Company relating thereto or represented thereby), copyright or mask work, and Company authorizes Collateral Agent to amend an original counterpart of the applicable notice of security interest executed pursuant to Section 4(a) of this Security Agreement without first obtaining Company’s approval of or signature to such amendment and to record such document with the Patent and Trademark Office or Copyright Office, as applicable.

(d)           Company will take all necessary steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the patents, trademarks, copyrights and mask works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder);

(e)           While any Obligations are outstanding, Company shall (i) make application to the Patent and Trademark Office to register any material unpatented but patentable inventions developed by Company or its employees (within the scope of their employment), unless Company, in the exercise of its reasonable business judgment, deems any such patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a trade secret; (ii) make application to the Patent and Trademark Office to register any registerable but unregistered material trademarks used by Company in connection with its products or services; and (iii) make application to the Copyright Office to register any material unregistered copyright or mask work to which Company has rights;

(f)            Company shall (i) use proper statutory notice in connection with its use of the patents, trademarks, copyrights and mask works, (ii) maintain consistent standards of quality in its manufacture of products sold under the trademarks or provision of services in connection with the trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets;

(g)           Company agrees that if it learns of any use by any Person of any term or design likely to cause confusion with any trademark, Company shall promptly notify Collateral Agent and the holders of the Notes of such use and of all steps taken and to be taken to remedy any infringement of any trademark; and

(h)           Company shall maintain with each employee who may have access to the trade secrets of Company an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee’s employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to Company and further requiring such employee to cooperate fully with Company, its successors in interest, including Collateral Agent, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee’s employment with Company or after the termination of such employment.

5.             Authorized Action by Collateral Agent; Further Assurances. (a)  Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder (Company and Collateral Agent agree that a reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof); provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers at the written direction of the holders of at least a majority of the aggregate principal amount of the outstanding Notes during the continuance of an Event of Default. Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including reasonable attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

(b)           Company will execute, or will use reasonable efforts to cause to be executed, and file or record in all public offices as may be required by applicable law or as may be deemed necessary by Collateral Agent, any and all documents necessary to give effect to this Agreement, including, without limitation, all necessary financing statements, landlord waivers, mortgagee waivers and subordination agreements. Company shall take such other action as may be required by applicable law or as reasonably requested by Collateral Agent to give effect to or carry out the intent and purposes of this Agreement. Company shall give Collateral Agent prompt written notice at any time Company commences a commercial tort claim (as defined in the UCC) against any person and shall execute and file or record such documents as are necessary under the UCC to grant to Collateral Agent and perfect Collateral Agent’s lien in such commercial tort claim.

(c)           Collateral may be released from the security interest created by this Security Agreement at any time or from time to time, upon the written consent of the holders of at least 50% in aggregate principal amount of the outstanding Notes. In releasing any Collateral pursuant to the terms of this Security Agreement, Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel to Company to the effect that such release is authorized or permitted by this Security Agreement and that all conditions precedent to such release have been satisfied.

6.             Litigation and Other Proceedings

(a)           Company shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the patents, trademarks, copyrights, mask works or trade secrets.

(b)           Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of Company or Collateral Agent to enforce any rights in the Collateral, including any license thereunder, in which event Company shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement. If Collateral Agent elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Company agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

7.             Default and Remedies.

(a)           Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes). Company shall provide Collateral Agent with a notice of the occurrence of an Event of Default (as defined in the Notes) promptly upon its knowledge of any such event.

(b)           Remedies. Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:  (a) require Company to assemble the Collateral and make it available to Collateral Agent and the Investors at a place to be designated by Collateral Agent and the Investors; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Investors deem appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Company. Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Collateral Agent’s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Collateral Agent or any Investor, but only in connection with the exercise of remedies upon and during the continuance of an Event of Default hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored. Company hereby irrevocably authorizes Collateral Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Company, any such notice being expressly waived by it, to set-off and appropriate and apply any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Company to or for the credit or the account of Company, or any part thereof in such amounts as Collateral Agent may elect, against and on account of the obligations and liabilities of Company to Collateral Agent or the Investors hereunder and claims of every nature and description of Collateral Agent or the Investors against Company, whether arising hereunder or under the Notes, as Collateral Agent may elect, whether or not Collateral Agent or any Investor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Collateral Agent shall notify Company promptly of any such set-off and the application made by the creditor of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

(c)           Application of Collateral Proceeds. Upon the occurrence and during the continuance of any Event of Default, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)    First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)   Second, to the payment to each Investor of the amount then owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(iii)  Third, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating an Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Investor’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued. In the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

8.             Collateral Agent.

(a)           Appointment. The Investors hereby appoint Law Debenture Trust Company of New York, as collateral agent for the Investors under this Security Agreement (in such capacity, “Collateral Agent”) to serve from the date hereof until the termination of this Security Agreement. The Company shall pay to the Collateral Agent as compensation for its services hereunder an amount equal to $5,000 per year, which shall be payable on the date hereof and on each twelve (12) month anniversary of the date hereof.

(b)           Powers and Duties of Collateral Agent, Indemnity by Investors.

(i)            Each Investor hereby irrevocably authorizes Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Investors holding a majority in principal amount then outstanding of the Notes in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, (i) Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a default under this Security Agreement has occurred, (ii) except as expressly set forth in this Security Agreement, Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that Collateral Agent is required to exercise by written request of Investors holding a majority in principal amount then outstanding of the Notes in accordance with the terms hereof; provided, Collateral Agent shall be under no obligation to exercise any of the powers vested in it by this Security Agreement at the request, order or direction of any of the Investors pursuant to the provisions of this Security Agreement unless such Investor(s) shall have offered to Collateral Agent security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. Collateral Agent shall be deemed not to have knowledge of any default or Event of Default hereunder or under any related agreement, unless and until written notice thereof is given to Collateral Agent by the Company or any Investor. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)           Neither Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of Collateral Agent, nor shall Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)          In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, Company agrees to pay to Collateral Agent, on demand, all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement, including but not limited to the fees, disbursements and other charges of Collateral Agent’s counsel.  In the case of this Security Agreement and each instrument and document relating to any of the Collateral, Company hereby agrees to hold Collateral Agent harmless, and to indemnify Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of Collateral Agent.

(iv)          Collateral Agent may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person.  Collateral Agent shall be under no duty to inquire or investigate the validity, accuracy, or content of any such document.

(v)           Collateral Agent shall not be required to use its own funds in the performance of any of its obligations or duties, or in the exercise of any rights or powers, and shall not be required to take any action which, in Collateral Agent’s sole judgment, could involve it in expense or liability unless furnished with security and indemnity by Company or the Investors that Collateral Agent deems, in its sole discretion, to be satisfactory.

(vi)          Company shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the record holders of the Notes. Company shall furnish to Collateral Agent at such times as Collateral Agent may request in writing a list in such form and as of such date as Collateral Agent may reasonably require of the names of the record holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and Collateral Agent shall be entitled to conclusively rely on the truth and accuracy of any such list furnished by Company.

(c)           Resignation. Collateral Agent may resign as such at any time upon at least thirty (30) days prior written notice to Company and the Investors, such resignation not to be effective until a successor Collateral Agent is in place. Collateral Agent shall have the right to withhold an amount equal to the amount due and owing to it, plus any costs and expenses Collateral Agent shall reasonably believe may be incurred by it in connection with the termination of this Security Agreement. If Collateral Agent at any time shall resign, Company may appoint a successor collateral agent who shall thereupon become the Collateral Agent hereunder. If within twenty (20) days after the retiring Collateral Agent’s giving of notice of resignation, no successor collateral agent shall have been so appointed, and shall have accepted such appointment, then the retiring Collateral Agent or Company may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, and Company shall pay the successor Collateral Agent’s reasonable fees for serving as successor Collateral Agent. Upon the acceptance of any appointment as collateral agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Security Agreement.

(d)           Termination. The holders of at least a majority in principal amount of the outstanding Notes may at any time and for any reason replace the Collateral Agent with a successor Collateral Agent selected by them, upon at least thirty (30) days prior written notice to Collateral Agent and Company. Should the successor Collateral Agent be a financial institution or a limited purpose trust company, Company, by its acceptance of this Security Agreement, shall be deemed to have agreed to pay the successor Collateral Agent’s reasonable fees, if any, for serving as successor Collateral Agent. Upon the acceptance of any appointment as collateral agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the terminated Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the terminated Collateral Agent, and the terminated Collateral Agent shall be discharged from its duties and obligations under this Security Agreement.

9.             Miscellaneous.

(a)           Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:
Law Debenture Trust Company of New York
767 Third Avenue, 31st Floor
New York, New York 10017
Telephone: (212) 750-6474
Facsimile: (212) 750-1361
Attention: Corporate Trust Administration

with copies to:
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, NY 10022
Telephone: (212) 326-0846
Facsimile: (212) 798-6380
Attention: Eric M. Hellige, Esq.

TerraNova Capital Partners, Inc.
350 Madison Avenue, 8th Floor
New York, NY 10017
Telephone: (212) 381-7390
Facsimile: (212) 381-7399
Attention: John Steinmetz
Company:
MetaMorphix, Inc.
8000 Virginia Manor Road, Suite 140
Beltsville, Maryland 20705
Telephone: (301) 617-9080
Facsimile: (301) 617-9075
Attention: Dr. Edwin C. Quattlebaum
with a copy to:
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154-0037
Telephone: (212) 407-4000
Facsimile: (212) 214-0706
Attention: Fran Stoller, Esq.

(b)           Nonwaiver. No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)           Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company, Collateral Agent and Investors holding at least a majority of the principal amount of the Notes outstanding. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)           Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Investors holding at least a majority of the principal amount of the Notes outstanding.

(e)           Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Notes or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral

Agent’s rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(f)            Payments Free of Taxes, Etc. All payments made by Company under the Notes shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any documentary, stamp or other similar taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)           Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)           Construction. This Security Agreement is the result of negotiations among, and has been reviewed by, Company and Collateral Agent and their respective counsel. Accordingly, this Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Collateral Agent.

(i)            Entire Agreement. This Security Agreement constitutes and contains the entire agreement of Company and Collateral Agent and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j)            Other Interpretive Provisions.  References in this Security Agreement to any document, instrument or agreement (i) includes all exhibits, schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof, and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The words “include” and “including” and words of similar import when used in this Security Agreement shall not be construed to be limiting or exclusive.

(k)           Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(l)            Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(m)          Outstanding Notes. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Company or any of its Affiliates shall be considered as though not outstanding, except that for purposes of determining whether Collateral Agent shall be protected in relying on any such direction, waiver or consent, only Notes which Collateral Agent knows to be so owned shall be so considered. For purposes of this Security Agreement, an “Affiliate” means, with respect to Company, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Company.

10.           Term of Agreement. The term of this Security Agreement shall commence on the date hereof and this Security Agreement shall continue in full force and effect, and be binding upon Company, until all of the Obligations have been fully paid or the Notes have been converted into equity securities of Company in accordance with Section 2 of the Notes, whereupon this Security Agreement shall terminate. Upon such termination, Collateral Agent agrees that it will, at Company’s expense, execute such documents as Company may request as are reasonably necessary to evidence or effectuate such termination.

11.           Injunctive Relief. Company and Collateral Agent each hereby acknowledge and agree that, in the event that either Company or Collateral Agent, as applicable, fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, any remedy at law may prove to be inadequate relief to the other party hereto; therefore, Collateral Agent, if Collateral Agent so requests, or Company, if Company so requests, shall be entitled to obtain temporary and permanent injunctive relief, or to obtain specific performance, in any such case without the necessity of proving that actual damages are not an adequate remedy.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

METAMORPHIX, INC.

By:
Name:
Title:

AGREED:

LAW DEBENTURE TRUST COMPANY OF
NEW YORK, as Collateral Agent

By:
Name:
Title:

INVESTORS:

SCHEDULE A

The Collateral consists of all of Company’s right, title and interest in and to the following (whether now owned or hereafter created or secured):

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter existing accounts, contract rights, royalties, license rights, and all other forms of obligations owing to Company arising out of the sale or lease of goods or otherwise, the licensing of technology or the rendering of services by Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Company;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letter of credit rights, supporting obligations, certificates of deposit, instruments, documents and chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper); now owned or hereafter acquired and Company’s books relating to the foregoing:

All patents and patent applications and the inventions and improvements described and claimed therein, all patentable inventions; all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, internet domain names, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, customer lists, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

All general intangibles (as defined in the UCC) now owned or hereafter acquired by Company, including, without limitation, all rights, title and interest of Company in and to: (a) all agreements, leases (including purchase options with respects thereto), licenses and contracts to which Company is or may become a party; (b) all obligations or indebtedness owing to Company (other than accounts) from whatever source arising; (c) all tax refunds and rights to receive tax refunds; (d) all rights to refunds to indemnification (including, without limitation, all amounts refunded or paid to Company as a result of such amounts being deemed voidable transfers in any insolvency or bankruptcy proceeding), contribution and subrogation; and (e) all causes of action, closes in action and judgments; and

All Company’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof and all supporting obligations.

EXHIBIT A

FORM OF NOTE